Exhibit (j)(4)

                               CONSENT OF COUNSEL


We hereby consent to the use of our name and the reference to our Firm in the section entitled "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of Allegiant Funds. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.




                                                 /s/ Dickinson Wright PLLC
                                                 -------------------------
                                                 Dickinson Wright PLLC


Dated:  September 28, 2005